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                                                                       FORM 10-K

EXHIBIT 21.                SUBSIDIARIES OF THE REGISTRANT

                                                                            State or Other
                                                                            Jurisdiction of
                                                                            Incorporation
         Name of Subsidiary                                                 or Organization
         ------------------                                                 ----------------
The Elco Corporation                                                        Ohio           (1)

         ELDISC Export Co. (100% owned by The Elco Corporation)             Delaware       (1)

         Harvel Plastics, Inc. (85% owned by The Elco Corporation)          Pennsylvania   (1)

Seibert-Oxidermo, Inc.                                                      Michigan       (1)


(1) Financial statements of subsidiary companies are included in the Consolidated financial statements.